Exhibit 99.25

Adjustments to the 2007-2008 Financial Framework Further to the

Ministerial Statement of June 1st, 2007

Adjustments to the 2007-2008 Financial

Framework Further to the

Ministerial Statement of June 1, 2007

Gouvernement du Québec

Summary of consolidated financial transactions

2007-2008 forecast

(millions of dollars)

	Budget tabled on May 24, 2007	Impact of the ministerial statement	2007-2008 budget
BUDGETARY REVENUE
Own-source revenue	47 842	111	47 953
Federal transfers	13 174	—	13 174

Total	61 016	111	61 127
BUDGETARY EXPENDITURE
Program spending	-53 802	-111	-53 913
Debt service	-7 244	—	-7 244

Total	-61 046	-111	-61 157
NET RESULTS OF CONSOLIDATED ORGANIZATIONS	30	—	30
Deposit in the Generations Fund	-200	—	-200
Use of part of the budgetary reserve	200	—	200

CONSOLIDATED BUDGETARY BALANCE FOR THE PURPOSES OF THE BALANCED BUDGET ACT	0	0	0

Net results of the Generations Fund	653	—	653

CONSOLIDATED BUDGETARY BALANCE	653	—	653

CONSOLIDATED NON-BUDGETARY TRANSACTIONS	-1 091	—	-1 091

CONSOLIDATED NET FINANCIAL REQUIREMENTS	-438	—	-438

CONSOLIDATED FINANCING TRANSACTIONS
Change in cash position	6 069	—	6 069
Net borrowings	-102	—	-102
Retirements plans sinking fund	-4 876	—	-4 876
Generations Fund	-653	—	-653

TOTAL CONSOLIDATED FINANCING TRANSACTIONS	438	—	438

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing.

Gouvernement du Québec

Budgetary revenue of the Consolidated Revenue Fund

2007-2008 forecast

(millions of dollars)

	Budget tabled on May 24, 2007	Impact of the ministerial statement	2007-2008 budget
OWN-SOURCE REVENUE
Income and property taxes
Personal income tax	18 045	—	18 045
Health Services Fund	5 408	—	5 408
Corporate taxes[1]	4 618	111	4 729

	28 071	111	28 182
Consumption taxes
Retail taxes	10 020	—	10 020
Fuel	1 701	—	1 701
Tobacco	649	—	649
Alcoholic beverages	438	—	438

	12 808	—	12 808
Duties and permits
Motor vehicles	758	—	758
Natural resources	-46	—	-46
Other	179	—	179

	891	—	891
Miscellaneous
Sales of goods and services	391	—	391
Interest	578	—	578
Fines, forfeitures and recoveries	478	—	478

	1 447	—	1 447
Revenue from government enterprises
Hydro-Québec	2 545	—	2 545
Loto-Québec	1 329	—	1 329
Société des alcools du Québec	745	—	745
Other	6	—	6

	4 625	—	4 625

Total	47 842	111	47 953
FEDERAL TRANSFERS
Equalization	7 160	—	7 160
Health transfers	3 698	—	3 698
Transfers for post-secondary education and other social programs	1 371	—	1 371
Other programs	945	—	945

Total	13 174	—	13 174

TOTAL BUDGETARY REVENUE	61 016	111	61 127

1	Includes tax on corporate profits, tax on capital and tax on premiums in lieu of the tax on capital for insurance companies, as well as the tax on public services.

Gouvernement du Québec

Budgetary expenditure of the Consolidated Revenue Fund

2007-2008 forecast

(millions of dollars)

	Budget tabled on May 24, 2007	Impact of the ministerial statement	2007-2008 budget
PROGRAM SPENDING BY DEPARTMENT
Affaires municipales et Régions	1 768.3	21.0	1 789.3
Agriculture. Pêcheries et Alimentation	703.0	—	703.0
Assemblée nationale	105.2	—	105.2
Conseil du trésor et Administration gouvernementale	599.9	—	599.9
Conseil exécutif	316.4	—	316.4
Culture. Communications et Condition féminine	623.8	—	623.8
Développement durable. Environnement et Parcs	194.4	—	194.4
Développement économique. Innovation et Exportation	755.8	—	755.8
Éducation. Loisir et Sport	13 395.2	30.0	13 425.2
Emploi et Solidarité sociale	4 126.5	—	4 126.5
Famille et Aînés	1 803.6	—	1 803.6
Finances (excluding debt service)	159.9	—	159.9
Immigration et Communautés culturelles	111.3	—	111.3
Justice	635.9	—	635.9
Personnes désignées par l’Assemblée nationale	74.3	—	74.3
Relations internationales	116.2	—	116.2
Ressources naturelles et Faune	448.9	—	448.9
Revenu	926.6	—	926.6
Santé et Services sociaux	23 843.2	60.0	23 903.2
Sécurité publique	991.8	—	991.8
Services gouvernementaux	83.6	—	83.6
Tourisme	140.7	—	140.7
Transports	2 074.8	—	2 074.8
Travail	31.7	—	31.7

Subtotal	54 031.0	111.0	54 142.0
Anticipated lapsed appropriations	-150.0	—	-150.0
Deferred appropriations in 2008-2009	-78.8	—	-78.8

Total	53 802.2	111.0	53 913.2
DEBT SERVICE
Direct debt service	4 923.0	—	4 923.0
Interest ascribed to the retirement plans	2 321.0	—	2 321.0

Total	7 244.0	—	7 244.0

TOTAL BUDGETARY EXPENDITURE	61 046.2	111.0	61 157.2

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